EXHIBIT 10.4

                       EMPLOYMENT AND ROYALTY AGREEMENT

     COMPUTERIZED THERMAL IMAGING, INC., a Nevada corporation ("CTI"), hereby agrees to employ MAURICE J. BALES ("BALES"), and BALES agrees to be employed by CTI, in consideration of and pursuant to the following terms and conditions:

      1.     Position.

             CTI shall employ Bales in the position of Senior Vice President and Director of Research and Development.

      2.     Outside Business Activities.

             During his employment, Bales shall devote his full energies, interests, abilities and productive time to the performance of his duties under this Agreement and shall not, without CTI prior written consent, render any services to others for compensation or engage or participate, actively or passively, in any other business activities that would materially interfere with the performance of Bales duties hereunder or compete with CTI business.

       3.    Term.

             Subject to earlier termination as provided in Paragraph 7, Bales shall be employed for a term of three years commencing April 17, 2000.

       4.    Place of Employment.

             Bales shall perform his duties at CTI offices located in Walnut Creek, California, but may be required to travel from time to time as mutually agreed between CTI and Bales.

       5.    Compensation and Benefits.

              a.     Salary.

                     CTI shall pay an annual salary of $200,000 payable semi-monthly, prorated for each partial year of employment, with annual increases (but not decreases) as determined by CTI Board of Directors for CTI senior executives.

              b.     Options.

                     Simultaneously with the execution of this Agreement, and on the first and second anniversaries thereof, CTI shall deliver to Bales options to purchase up to 100,000 shares per option of CTI common stock at the bid price as of the last business day prior to the issuance of the option on the exchange or in the market system in which CTI common stock is listed. The options shall be in the form and substance of options heretofore granted by CTI to CTI senior executives.

              c.     Vacation.

                     Bales shall be entitled to no less than three weeks paid vacation for each full year of employment, with any unused portion accumulating from year to year.

              d.     Other Benefits.

                     CTI shall provide Bales with such other benefits, including, but not limited to, bonuses, medical and dental insurance and participation in CTI retirement plan (if one exists or subsequently is adopted), as CTI may provide for CTI employees, subject to such guidelines, conditions and restrictions as CTI, in CTI sole discretion, may determine.

       6.     Royalties.

              CTI shall pay Bales a royalty of $250 for each photonic stimulator or photonic stimulator system or replacement or derivative thereof (collectively hotonic stimulator manufactured by or on behalf of CTI or any subsidiary, licensee or affiliate of CTI during the term of this Agreement. Said royalties shall be paid on or before the 15th day of the month following the end of CTI fiscal quarter in which the photonic stimulator for which the royalty is due is manufactured. Said payments do not constitute compensation for employment. No federal or state tax or related deductions shall be made therefrom, and said payments shall be reported as royalty payments to the United States Internal Revenue Service on Form 1099. Bales shall have the right, upon written reasonable notice to CTI, to inspect and/or have a representative inspect CTI books and records to assure CTI compliance with its royalty payment obligations as set forth herein.

        7.     CTI  Ownership of Processes, Inventions, Etc.

               a. Except as provided in sub-Paragraph 6(c), all software programs, documentation, source codes, object codes, processes, inventions, patents, copyrights, trademarks and all other tangible possessions and intangible rights (collectively nventions which may be conceived or developed by Bales, either alone or with others, during the term of this Agreement, whether or not conceived or developed during Bales working hours, and which materially relate to CTI programs, products, equipment, supplies, facilities, trade secrets, CTI business or CTI actual or demonstrably anticipated research or development, or which result in any manner from any work performed by Bales at CTI request, shall be the sole property of CTI. For the purpose of this Paragraph, TI business shall be deemed to mean the research, development, marketing and sale of devices and systems that utilize infrared thermal or related imaging technology.

               b. Bales shall execute all documents, including, but not limited to, copyright and patent applications and assignments, required by CTI to establish and/or enforce CTI rights under this Paragraph.

               c. THIS PARAGRAPH 7 DOES NOT APPLY TO INVENTIONS WHICH ARE DEVELOPED ENTIRELY ON BALES OWN TIME WITHOUT USING CTI EQUIPMENT, SUPPLIES, FACILITIES OR TRADE SECRET INFORMATION AND WHICH: (i) DO NOT RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE TO CTI BUSINESS OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT; OR (ii) DO NOT RESULT FROM ANY WORK PERFORMED BY BALES FOR CTI.

               d. The provisions of sub-Paragraph 7(c) are intended to provide the notice to Bales required under California Labor Code Section 2872. Bales specifically acknowledges that he has read all of the provisions of Paragraph 7, including the notice contained in sub-Paragraph 7(c), and that he has received a copy of this entire Agreement.

       8.     Termination.

              a. CTI may terminate this Agreement at any time without notice if Bales commits any material act of dishonesty, is convicted of a crime involving moral turpitude, or, after written notice thereof by CTI, continues to be negligent in the performance of his duties under this Agreement in a manner that substantially adversely affects CTI business.

              b. CTI may terminate this Agreement at any time if Bales becomes physically or mentally ill or otherwise incapacitated so that for a continuous period of six months, Bales has been unable to perform his obligations under this Agreement in substantially the same manner and with substantially the same effect as prior to the incapacity. If CTI terminates Bales employment under this Paragraph 8(b), CTI shall provide Bales with a one-time disability payment of one-half of Bales then current annual salary.

              c. Bales may terminate this Agreement at any time if CTI breaches any of its obligations under this Agreement. Bales failure or refusal to terminate this Agreement upon any such breach shall not constitute a waiver of Bales right to terminate this Agreement upon any subsequent breach.

       9.     Unfair Competition Prohibited.

              a. Bales understands and acknowledges that during the course of his employment Bales will be exposed to confidential information and numerous trade secrets of and concerning CTI whose divulgence to third parties would substantially adversely affect CTI business and/or reputation. Those trade secrets and confidential information relate to and include, but are not limited to, the following:

                     i.     The source and object codes of CTI  software;

                     ii. The source and object codes of third party software marketed or used by CTI;

                     iii.   CTI  marketing techniques;

                     iv.    Customer lists;

                     v.     Contact lists;

                     vi.    Internal accounting and record keeping systems;

                     vii.   Information concerning CTI  financial condition;

                     viii.  Management and personnel records;

                     ix.    CTI  inventions as defined in Paragraph 7; and

                     x. Such other technical and nontechnical trade secrets as may subsequently be developed or obtained by CTI.

              b. Bales expressly agrees that he shall not, without CTI prior written consent, either during the term of this Agreement or at any time thereafter, divulge to third parties any of CTI trade secrets or confidential information. In this regard, the parties specifically acknowledge and agree that if Bales breaches any of his obligations under this Paragraph 9, CTI may not have an adequate remedy at law, and a prohibitory injunction restraining and enjoining Bales from divulging CTI trade secrets and confidential information to third parties and a mandatory injunction requiring Bales to inform CTI of the recipients and nature of all trade secrets and confidential information theretofore divulged by Bales are proper remedies in addition to all other remedies which CTI may have at law and in equity.

       10.     Attorneys Fees.

               If either party commences an action for the enforcement and/or interpretation of any of the provisions of this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorneys fees in addition to all other remedies.

       11.     Necessary Acts.

               Each party agrees to perform all further acts and execute and deliver all other documents which may be reasonably necessary to carry out the provisions of this Agreement.

       12.     Severability.

               If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect.

       13.     Entire Agreement.

               This Agreement contains the entire agreement between the parties and supersedes all prior oral and written understandings and agreements concerning the subject hereof. No amendments may be made except by a writing signed by both parties.

       14.     Applicable Law.

               This Agreement, and all provisions hereof, shall be interpreted and enforced in accordance with the laws of the State of California.

       Executed at Walnut Creek, California, as of April 17, 2000.

                                     COMPUTERIZED THERMAL IMAGING, INC.,
                                     a Nevada corporation

                             By:     /s/ David P. Johnston
                                     -------------------------------------
                                     David P. Johnston
                                     President and Chief Executive Officer

                                     /s/ Maurice J. Bales
                                     -------------------------------------
                                     MAURICE J. BALES